Exhibit 99.1

DeVry Education Group Announces First-Quarter 2015 Results

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--October 23, 2014--DeVry Education Group (NYSE:DV), a global provider of educational services, today reported academic, operational and financial results for its fiscal first quarter that ended Sept. 30, 2014. DeVry Group also reported enrollment results at Chamberlain College of Nursing, Carrington College, DeVry Medical International, DeVry Brasil, and DeVry University and its Keller Graduate School of Management.

Academic and operational accomplishments:

  DeVry Brasil acquired Faculdade Martha Falcão (FMF), expanding into the northern region of Brazil
  Chamberlain College of Nursing opened a second location in the Houston area. It also began taking applications at its two new campuses in Las Vegas and Troy, Michigan, both opening in January 2015
  Becker Professional Education was awarded a 3-year accreditation from the Accrediting Council for Continuing Education & Training (ACCET), enabling Becker to extend its programs to additional organizations, such as governmental agencies, armed forces as well as international students
  DeVry University Advantage Academy, a dual-enrollment, dual-degree program offered in partnership with Chicago Public Schools, celebrated 10 years of student opportunity and success

Selected financial data for the three months ended Sept. 30, 2014:

  Revenue increased 2.5 percent to $462.0 million
  Segment revenue for Medical and Healthcare grew 17 percent
  Segment revenue for International and Professional Education grew 22 percent
  Segment revenue for Business, Technology and Management declined 12 percent
  Reported net income of $20.4 million for the organization overall, compared to a net loss of $7.1 million last year; net income from continuing operations and excluding special items was $30.9 million versus $14.2 million in the prior year
  Reported diluted earnings per share of $0.31 compared to a diluted loss per share of $0.11; earnings per share excluding special items was $0.47 versus in $0.22 in the prior year period
  Operating cash flow of $141.1 million for the quarter compared to $141.2 million last year
  Cash and cash equivalents of $473.1 million as of Sept. 30, 2014, compared to $308.5 million as of Sept. 30, 2013
  Raised cost savings target for fiscal 2015 from $70 million to at least $90 million primarily within the Business, Technology and Management segment

“DeVry Education Group’s strategy of quality plus diversification plus long-term focus continues to differentiate us and position us well for growth opportunities,” said Daniel Hamburger, DeVry Group’s president and CEO. “As an organization, DeVry Group continued to see growth in both new and total students. Our revenue increased for the second consecutive quarter. And except for DeVry University, we grew revenue in all of our institutions.”

The first quarter fiscal year 2015 results contained pretax charges of $13.3 million related to workforce reductions and real estate consolidations, primarily at DeVry University. (See “Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule”).

Operating Highlights

Medical and Healthcare Segment

Segment revenue of $206.0 million was strong, increasing 17 percent compared to the prior year. Excluding special items, segment operating income increased 52 percent to $38.3 million versus the previous year.

DeVry Medical International

Revenue at DeVry Medical International (DMI) grew 9 percent compared to the prior year reflecting an increase in clinical rotations and tuition. In the September 2014 term, new student enrollment declined 3.6 percent to 943 students, compared to 978 students in the prior year. Total students declined 0.8 percent to 6,406, compared to 6,458 students in the same term last year. DMI continues to make improvements in enrollment management and expects better new student enrollments in the January 2015 class.

Chamberlain College of Nursing

For the quarter, Chamberlain grew its revenue by nearly 36 percent, primarily driven by solid enrollment growth in its post-licensure programs. For the September 2014 session, new students grew 14.3 percent to 3,864 students, compared to 3,380 in the previous year. Total students increased 33.3 percent to 20,920, compared to 15,690 in the prior year.

During the quarter, Chamberlain opened a second campus in the Houston area and began taking applications for new students in Las Vegas, and Troy, Michigan, both scheduled to open in January 2015.

In October, Chamberlain president Susan Groenwald, PhD, RN, ANEF, FAAN, was inducted as a fellow in the American Academy of Nursing.

Carrington College

Revenue at Carrington College grew 4 percent during the quarter. For the three-month period ending Sept. 30, 2014, new student enrollment declined 4 percent to 2,623, compared to 2,733 in the previous year. Total enrollment declined 0.9 percent to 7,634, compared to 7,706 in the prior year period. The decline was related to the timing of session start dates in the current period, which resulted in one less session start versus the prior year.

During the quarter, Carrington continued its consolidation under one Carrington College institution. Carrington also has established an agreement with recently closed Anthem Education in multiple markets, assisting student transfers in Arizona, California, Oregon, and Nevada.

International and Professional Education Segment

Segment revenue increased 22 percent to $53 million compared to the prior year. Segment operating income was $4.7 million versus $0.4 million in the previous year.

Becker Professional Education

During the quarter, Becker grew its revenue by 18 percent. This increase was driven by revenue related to the launch of Becker One. Becker One is a new curriculum delivery system that allows Becker students to receive content updates on a continuous basis versus once a year.

Becker recently was awarded 3-year accreditation from the Accrediting Council for Continuing Education & Training, which enables Becker to extend its certified public accountant, continuing professional education, United States Medical Licensing and project management exam preparatory courses to additional organizations, such as governmental agencies and armed forces as well as international students.

DeVry Brasil

Revenue at DeVry Brasil increased 25 percent during the quarter. New student enrollment increased 37.8 percent to 5,217, compared to 3,785 in the prior year. Total student enrollment for the September term increased 14.5 percent to 33,591, compared to 29,340 in the prior year. In addition to these student enrollments, DeVry Brasil enrolled nearly 2,400 total students in Pronatec, a federal government-sponsored certificate program that aims to increase the number of technical and vocational students in Brazil.

On Oct. 1, 2014, DeVry Brasil completed the acquisition of Faculdade Martha Falcão (FMF). Located in the city of Manaus in the state of Amazonas in northern Brazil, FMF currently serves approximately 3,500 students and offers undergraduate and graduate programs in high-demand career fields such as business, accounting, law, information technology and engineering. The acquisition expands DeVry Brasil into the northern region of Brazil.

Business, Technology, and Management Segment

Segment revenue of $203.6 million declined 12 percent compared to the prior year. Excluding special items, the segment generated operating income of $135 thousand during the quarter compared to an operating loss of $5.0 million in the year ago quarter.

DeVry University and its Keller Graduate School of Management

For the September session at DeVry University, new undergraduate student enrollments declined 20.0 percent to 5,268, compared to 6,589 in the prior year. Total undergraduate student enrollments declined 15.1 percent to 39,857 versus 46,966 in previous year period. At the graduate level, including Keller Graduate School of Management, total coursetakers in the September session decreased 13.4 percent to 15,532, compared to 17,925 in the prior year.

During the quarter, DeVry University continued to execute its transformation plan led by DeVry University’s new executive team. Key elements of the plan include enhancing the institution’s programmatic focus, optimizing its pricing structure, enhancing its marketing and recruiting efforts, and reducing the cost structure of the organization.

DeVry University Advantage Academy celebrated its 10th anniversary. A partnership between Chicago Public Schools (CPS) and DeVry University, Advantage Academy is a dual-enrollment, dual-degree CPS high school located on DeVry University’s Chicago campus. High school juniors and seniors have the opportunity to earn a college associate degree while completing high school at no tuition cost. As of August 2014, almost 1,000 students have graduated from the program. According to the Illinois Board of Higher Education, Advantage Academy’s most recent high school graduation rate was 99 percent, and the cumulative associate degree completion rate was 86 percent.

Balance Sheet/Cash Flow

For fiscal first quarter, DeVry Group generated $141.1 million of operating cash flow. As of Sept. 30, 2014, cash and cash equivalents balances totaled $473.1 million.

Conference Call and Webcast Information

DeVry Group will host a conference call on Oct. 23, 2014, at 4 p.m. Central Daylight Time (5 p.m. Eastern Daylight Time) to discuss its fiscal 2015 first-quarter results. The conference call will be led by Daniel Hamburger, president and CEO, Tim Wiggins, chief financial officer and Pat Unzicker, vice president of finance.

For those wishing to participate by telephone, dial 877-506-6380 (domestic) or 412-902-6690 (international). Please say “DeVry Group Call.” DeVry Group will also broadcast the conference call live online. Interested parties may access the webcast through the Investor Relations section of DeVry Group’s website, using the following link: http://services.choruscall.com/links/dv141023.html.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry Group will archive a telephone replay of the call until Nov. 14, 2014. To access the replay, dial 877-344-7529 (domestic) or 412-317-0088 (international), conference number 10054565. To access the webcast replay, please visit DeVry Group’s website, or http://services.choruscall.com/links/dv141023.html.

About DeVry Education Group

The purpose of DeVry Education Group is to empower its students to achieve their educational and career goals. DeVry Education Group Inc. (NYSE: DV; member S&P MidCap 400 Index) is a global provider of educational services and the parent organization of American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Chamberlain College of Nursing, DeVry Brasil, DeVry University and its Keller Graduate School of Management, Ross University School of Medicine and Ross University School of Veterinary Medicine. These institutions offer a wide array of programs in healthcare, business, technology, accounting and finance. For more information, please visit http://www.devryeducationgroup.com.

Certain statements contained in this release concerning DeVry Group's future performance, including those statements concerning DeVry Group's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Group or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry Group's most recent Annual Report on Form 10-K for the year ending June 30, 2014 and filed with the Securities and Exchange Commission on August 27, 2014.

Selected Operating Data (in thousands, except per share data)

	First Quarter
	FY 2015	FY 2014	Change
Revenues	$462,044	$450,913	+2.5%
Income from Continuing Operations	$20,437	$8,151	+150.7%
Net Income/(Loss)	$20,440	$(7,132)	NM

Earnings/(Loss) per Share (diluted)
Continuing Operations	$0.31	$0.13	+138.5%
Discontinued Operations	--	$(0.24)	+$0.24
Number of common shares (diluted)	65,429	64,510	+1.4%

Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule

During the first quarter of fiscal year 2015, DeVry Group recorded restructuring charges related to workforce reductions at DeVry University which is part of the Business, Technology and Management segment and real estate consolidations at DeVry University, Carrington College which is part of the Medical and Healthcare segment and DeVry Group home office (not related to any segment) in order to align its cost structure with enrollments. During fiscal first quarter 2014, DeVry Group recorded restructuring charges primarily related to workforce reductions and real estate consolidations at DeVry University, Carrington College and the DeVry Group home office. DeVry Group also recorded the operating results of its Advanced Academics reporting unit as discontinued operations. DeVry Group recorded a gain from the sale of a former DeVry University campus in Decatur, Georgia, during the first quarter of fiscal year 2014. The following table illustrates the effects of restructuring charges and gain on the sale of assets on DeVry Group’s operating income. Management believes that the non-GAAP disclosure of operating income excluding these special items provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry Group’s ongoing operations and is useful for period-over-period comparisons of such operations given the special nature of the restructuring charges and gain on the sale of assets. DeVry Group uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry Group’s reported results prepared in accordance with GAAP. The following table reconciles these non-GAAP measures to the most directly comparable GAAP information (in thousands, except per share data):

	For The Three Months
	Ended September 30,

	2014	2013
Net Income	$20,440	$(7,132)
Earnings per Share (Diluted)	$0.31	$(0.11)

Restructuring Expenses (net of tax)	$10,452	$7,181
Effect on Earnings per Share (Diluted)	$0.16	$0.11

Discontinued Operations (net of tax)	$-	$15,328
Effect on Earnings per Share (Diluted)	$-	$0.24

Gain on Sale of Assets (net of tax)	$-	$(1,167)
Effect on Earnings per Share (Diluted)	$-	$(0.02)

Net Income from Continuing Operations Excluding
Restructuring Charges and Gain on Sale of Assets	$30,892	$14,210

Earnings per Share from Continuing Operations Excluding
Restructuring Charges and Gain on Sale of Assets (Diluted)	$0.47	$0.22

Shares used in Diluted EPS Calculation	65,429	64,510

Enrollment Results

	2014	2013	% Change
DeVry Education Group Student Enrollments(1)(3)
New students	19,867	19,555	+1.6%
Total students	121,232	120,793	+0.4%

Chamberlain College of Nursing
September Session
New students	3,864	3,380	+14.3%
Total students	20,920	15,690	+33.3%

Carrington College (2)
3 months ending September 30, 2014
New students	2,623	2,733	-4.0%
Total students	7,634	7,706	-0.9%

DeVry Medical International
September Term
New students	943	978	-3.6%
Total students	6,406	6,458	-0.8%

DeVry Brasil (3)
September Term
New students	5,217	3,785	+37.8%
Total students	33,591	29,340	+14.5%

DeVry University
Undergraduate – September Session
New students	5,268	6,589	-20.0%
Total students	39,857	46,966	-15.1%
Graduate – September Session
Coursetakers(4)	15,532	17,925	-13.4%
1)	Excludes Becker Professional Education. Includes the most recently reported enrollments at DeVry Group’s degree-granting institutions.
2)	Year over year comparisons were impacted by a shift in the timing of enrollment dates, resulting in one less session start in the period.
3)	Does not include enrollments from Faculdade Martha Falcão and Pronatec.
4)	The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers.
Chart 1: DeVry Education Group Fiscal 2015 Announcements & Events

November 6, 2014	2014 Annual Shareholders’ Meeting
February 5, 2015	Fiscal 2015 Second Quarter Results
April 23, 2015	Fiscal 2015 Third Quarter Results
August 13, 2015	Fiscal 2015 Fourth Quarter and Year-End Results

DEVRY EDUCATION GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
PRELIMINARY

	September 30,	June 30,	September 30,
	2014	2014	2013
ASSETS	(Dollars in thousands, except for share and par value amounts)
Current Assets
Cash and Cash Equivalents	$473,108	$358,188	$308,544
Marketable Securities and Investments	3,414	3,448	3,104
Restricted Cash	12,057	8,347	7,251
Accounts Receivable, Net	170,280	132,621	183,487
Deferred Income Taxes, Net	46,741	39,679	33,336
Prepaid Expenses and Other	30,272	34,808	51,701
Current Assets of Divested Business	-	-	5,053
Total Current Assets	735,872	577,091	592,476
Land, Building and Equipment
Land	67,060	68,185	67,101
Building	465,930	464,944	427,194
Equipment	488,783	488,322	471,905
Construction In Progress	25,806	17,405	44,226
	1,047,579	1,038,856	1,010,426
Accumulated Depreciation	(495,165)	(483,019)	(439,933)
Land, Building and Equipment, Net	552,414	555,837	570,493
Other Assets
Intangible Assets, Net	288,620	294,932	298,419
Goodwill	514,220	519,879	517,655
Perkins Program Fund, Net	13,450	13,450	13,450
Other Assets	30,051	36,447	32,805
Other Assets of Divested Business	-	-	1,509
Total Other Assets	846,341	864,708	863,838
TOTAL ASSETS	$2,134,627	$1,997,636	$2,026,807

LIABILITIES
Current Liabilities
Accounts Payable	$68,183	$52,260	$57,798
Accrued Salaries, Wages and Benefits	83,241	94,501	96,100
Accrued Expenses	64,957	70,891	82,496
Deferred and Advance Tuition	234,884	99,160	243,353
Total Current Liabilities	451,265	316,812	479,747
Other Liabilities
Deferred Income Taxes, Net	50,552	47,921	64,026
Deferred Rent and Other	86,022	93,117	87,999
Total Other Liabilities	136,574	141,038	152,025

TOTAL LIABILITIES	587,839	457,850	631,772

NON-CONTROLLING INTEREST	6,617	6,393	5,890
SHAREHOLDERS' EQUITY
Common Stock, $0.01 par value, 200,000,000 Shares Authorized;
63,887,000, 63,624,000 and 63,198,000 Shares Issued
and Outstanding at September 30, 2014, June 30, 2014
and September 30, 2013, respectively	767	753	751
Additional Paid-in Capital	331,251	320,703	298,386
Retained Earnings	1,702,289	1,682,071	1,562,662
Accumulated Other Comprehensive Loss	(32,015)	(15,394)	(17,605)
Treasury Stock, at Cost (12,156,000, 11,655,000 and 11,662,000
Shares, respectively)	(462,121)	(454,740)	(455,049)
TOTAL SHAREHOLDERS' EQUITY	1,540,171	1,533,393	1,389,145
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,134,627	$1,997,636	$2,026,807

DEVRY EDUCATION GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
PRELIMINARY

	For The Three Months
	Ended September 30,
	2014	2013
	(Dollars in thousands except for per share amounts)
REVENUES:
Tuition	$421,873	$419,318
Other Educational	40,171	31,595

Total Revenues	462,044	450,913
OPERATING COSTS AND EXPENSES:
Cost of Educational Services	246,331	241,737
Student Services and Administrative Expense	177,753	189,158
Gain on Sale of Assets	-	(1,918)
Restructuring Expenses	13,317	11,665

Total Operating Costs and Expenses	437,401	440,642

Operating Income	24,643	10,271
INTEREST INCOME:
Interest Income	397	583
Interest Expense	(393)	(1,000)

Net Interest Income	4	(417)

Income from Continuing Operations Before Income Taxes	24,647	9,854
Income Tax Provision	(4,210)	(1,703)

Income from Continuing Operations	20,437	8,151
DISCONTINUED OPERATIONS:
Loss from Operations of Divested Component	-	(16,324)
Income Tax Benefit	-	996
Loss on Discontinued Operations	-	(15,328)

NET INCOME (LOSS)	20,437	(7,177)
Net Loss Attributable to Noncontrolling Interest	3	45

NET INCOME (LOSS) ATTRIBUTABLE TO DEVRY EDUCATION GROUP	$20,440	$(7,132)

AMOUNTS ATTRIBUTABLE TO DEVRY EDUCATION GROUP:
Income from Continuing Operations, Net of Income Taxes	20,440	8,196
Loss from Discontinued Operations, Net of Income Taxes	-	(15,328)
NET INCOME (LOSS) ATTRIBUTABLE TO DEVRY EDUCATION GROUP	$20,440	$(7,132)

EARNINGS PER COMMON SHARE ATTRIBUTABLE
TO DEVRY EDUCATION GROUP SHAREHOLDERS
Basic:
Continuing Operations	$0.32	$0.13
Discontinued Operations	-	(0.24)
	$0.32	$(0.11)
Diluted:
Continuing Operations	$0.31	$0.13
Discontinued Operations	-	(0.24)
	$0.31	$(0.11)

DEVRY EDUCATION GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
PRELIMINARY

	For The Three Months
	Ended September 30,
	2014	2013
	(Dollars in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$20,437	($7,177)
Loss from Discontinued Operations	-	15,328
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:

Stock Based Compensation Expense	5,522	5,816
Depreciation	20,448	19,980
Amortization	764	1,649
Provision for Refunds and Uncollectible Accounts	20,575	17,819
Deferred Income Taxes	(2,640)	(1,122)
Loss on Disposals and Adjustments to Land, Buildings and Equipment	53	592
Realized Gain on Sale of Assets	-	(1,918)
Changes in Assets and Liabilities, Net of Effects from
Acquisition and Divestiture of Components:
Restricted Cash	(3,710)	(232)
Accounts Receivable	(61,021)	(60,565)
Prepaid Expenses And Other	9,311	(3,163)
Accounts Payable	15,925	2,666
Accrued Salaries, Wages, Expenses and Benefits	(20,562)	7,984
Deferred and Advance Tuition	135,961	144,840

Net Cash Provided by Operating Activities-Continuing Operations	141,063	142,497
Net Cash Used by Operating Activities-Discontinued Operations	-	(1,277)

NET CASH PROVIDED BY OPERATING ACTIVITIES	141,063	141,220

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(21,152)	(22,180)
Payment for Purchase of Businesses, Net of Cash Acquired	-	(12,343)
Marketable Securities Purchased	(11)	(9)
Cash Received from Sale of Assets	-	6,662

NET CASH USED IN INVESTING ACTIVITIES	(21,163)	(27,870)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	3,266	1,197
Proceeds from Stock Issued Under Employee Stock Purchase Plan	309	339
Repurchase of Common Stock for Treasury	(2,485)	-
Cash Dividends Paid	-	(14)
Payment of Seller Financed Obligations	(4,097)	(2,138)

NET CASH USED IN FINANCING ACTIVITIES	(3,007)	(616)

Effects of Exchange Rate Differences	(1,973)	(1,334)

NET INCREASE IN CASH AND CASH EQUIVALENTS	114,920	111,400

Cash and Cash Equivalents at Beginning of Period	358,188	197,144
Cash and Cash Equivalents at End of Period	$473,108	$308,544

DEVRY EDUCATION GROUP INC.
SEGMENT INFORMATION
(Unaudited)
PRELIMINARY

	For The Three Months
	Ended September 30,
			Increase
	2014	2013	(Decrease)
	(Dollars in thousands)
REVENUES:
Medical and Healthcare	$206,012	$175,856	17.1%
International and Professional Education	53,203	43,721	21.7%
Business, Technology and Management	203,641	232,309	(12.3%)
Intersegment Elimination	(812)	(973)	NM
Total Consolidated Revenues	462,044	450,913	2.5%
OPERATING INCOME (LOSS) (Note 1):
Medical and Healthcare	37,643	24,575	53.2%
International and Professional Education	4,738	372	1,173.7%
Business, Technology and Management	(12,468)	(11,061)	NM
Reconciling Items:
Home Office and Other	(5,270)	(3,615)	45.8%
Total Consolidated Operating Income	24,643	10,271	139.9%
INTEREST INCOME:
Interest Income	397	583	(31.9%)
Interest Expense	(393)	(1,000)	(60.7%)
Net Interest Income	4	(417)	(101.0%)
Total Consolidated Income from Continuing Operations before
Income Taxes and Noncontrolling Interest	$24,647	$9,854	150.1%

Note 1 - Segment Operating Income (Loss) has been adjusted in both periods to reflect intangible asset amortization expense at the segment level. This amortization expense had previously been disclosed as a Reconciling Item.

During the first quarter of fiscal year 2015, DeVry Group recorded restructuring charges related to workforce reductions at DeVry University which is part of the Business, Technology and Management segment and real estate consolidations at DeVry University, Carrington College which is part of the Medical and Healthcare segment and DeVry Group home office (not related to any segment) in order to align its cost structure with enrollments. During fiscal first quarter 2014, DeVry Group recorded restructuring charges primarily related to workforce reductions and real estate consolidations at DeVry University, Carrington College and the DeVry Group home office in order to align its cost structure with enrollments. DeVry Group recorded a gain from the sale of a former DeVry University campus in Decatur, Georgia, during the first quarter of fiscal year 2014. The following table illustrates the effects of restructuring charges and gain on the sale of assets on DeVry Group’s operating income. Management believes that the non-GAAP disclosure of operating income excluding these special items provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry Group’s ongoing operations and is useful for period-over-period comparisons of such operations given the special nature of the restructuring charges and gain on the sale of assets. DeVry Group uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry Group’s reported results prepared in accordance with GAAP. The following table reconciles these non-GAAP measures to the most directly comparable GAAP information (in thousands):

	For The Three Months
	Ended September 30,
			Increase
	2014	2013	(Decrease)

Medical and Healthcare Operating Income	$37,643	$24,575	53.2%
Restructuring Charge	684	719	(4.9%)
Medical and Healthcare Operating Income
Excluding Special Charges	$38,327	$25,294	51.5%

Business, Technology and Management Operating Income	$(12,468)	$(11,061)	NM
Restructuring Charge	12,603	7,950	58.5%
Gain on Sale of Assets	-	(1,918)	NM
Business, Technology and Management Operating Income
Excluding Special Charges	$135	$(5,029)	NM

CONTACT:
DeVry Education Group
Investor Contact:
Joan Walter
630-353-3800
jwalter@devrygroup.com
Media Contact:
Larry Larsen
312-497-0655
llarsen@greentarget.com